                                                                      Exhibit 23

            Consent of Independent Registered Public Accounting Firm
            --------------------------------------------------------

The Board of Directors
L-3 Communications Holdings, Inc. and L-3 Communications Corporation:

We consent to the use of our reports dated March 16, 2005, with respect to the consolidated balance sheets of The Titan Corporation and subsidiaries as of
December 31, 2004 and 2003, and the related consolidated statements of operations, stockholders' equity, and cash flows for each of the years in the three-year period ended December 31, 2004, and the related financial statement schedule, and management's assessment of the effectiveness of internal control over financial reporting as of December 31, 2004, and the effectiveness of internal control over financial reporting as of December 31, 2004, incorporated herein by reference in the L-3 Communications Holdings, Inc. and L-3
Communications Corporation Current Report on Form 8-K dated August 2, 2005.

Our report on the consolidated financial statements states that on January 1,
2002, the Company changed its method of accounting for goodwill.

/s/  KPMG LLP

San Diego, California
August 2, 2005